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                                                                    Exhibit IV

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "ESCROW AGREEMENT") is made and entered into this 16th day of July, 2001, by and among (i) Aon Corporation, a Delaware corporation (the "COMPANY"), (ii) Patrick G. Ryan, Shirley W. Ryan, Patrick G. Ryan, Jr., Robert J.W. Ryan, the Corbett M.W. Ryan Living Trust dated July 13, 2001, the Patrick G. Ryan Living Trust dated July 10, 2001, the Shirley W. Ryan Living Trust dated July 10, 2001, the 2001 Ryan Annuity Trust dated April 20, 2001 and the Family GST Trust under the PGR 2000 Trust dated November 22, 2000 (the "2000 TRUST") (all persons and entities listed in this clause (ii) are referred to herein collectively as the "RYAN FAMILY MEMBERS" and individually as a "RYAN FAMILY MEMBER") and (iii) American National Bank and Trust Company of Chicago, a national banking association (the "ESCROW AGENT").

                                    RECITALS

         A. The Company, Holdco #1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("RHC SUB"), Holdco #2, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("REC SUB"), Ryan Holding Corporation of Illinois, a Delaware corporation ("RHC"), Ryan Enterprises Corporation of Illinois, a Delaware corporation ("REC"), and the Ryan Family Members are parties to that certain Agreement and Plan of Merger dated July 16, 2001 (the "MERGER AGREEMENT");

         B. Pursuant to Section 7.1(b)(i) of the Merger Agreement, each of the Ryan Family Members must execute and deliver this Agreement;

         C. Section 7.1(k) of the Merger Agreement provides that the 2000 Trust shall transfer certificates evidencing a certain number of shares of the Company's Common Stock, $1.00 par value ("COMMON STOCK"), along with a stock power executed in blank to an escrow agent and be deposited in escrow for the Escrow Period (as defined below) as a manner of securing the performance of each Ryan Family Member's obligations, duties, covenants and agreements under the Merger Agreement and the Additional Agreements (as defined in the Merger Agreement);

         D. The Company would not be willing to enter into the Merger Agreement and consummate the Mergers (as defined in the Merger Agreement) and would not be willing to cause RHC Sub or REC Sub to enter into the Merger Agreement or consummate the Mergers unless each Ryan Family Member agreed to the placement of a certain number of shares of Common Stock (determined under the terms of the Merger Agreement) in escrow; and

         E. The Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Escrow Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. RECEIPT AND DEPOSIT. The 2000 Trust agrees to deposit with the Escrow Agent certificates representing 583,942 shares of Common Stock (the "ESCROW SHARES"), by delivery of one or more certificates registered in the name of the 2000 Trust along with one or more stock powers executed in blank, and upon receipt the Escrow Agent agrees to acknowledge, in a customary fashion, receipt of such certificates and stock powers in escrow pursuant to this Escrow Agreement. Upon receipt of the certificates evidencing the Escrow Shares and the accompanying stock powers, the Escrow Agent will request the Company's transfer agent to re-register the Escrow Shares in the Escrow Agent's name by


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delivering such certificate and duly executed stock powers to the transfer agent and requesting reissuance of certificates registered in the Escrow Agent's name. The Escrow Agent agrees to hold and dispose of the Escrow Shares and any Additional Shares (as defined below) in accordance with the terms and conditions of this Escrow Agreement. Any dividend or distribution, which does not constitute Additional Shares, in respect of the Escrow Shares or the Additional Shares shall be distributed directly to the 2000 Trust, and shall not be a part of the Escrow Fund (as defined below).

         Section 2. ESCROW FUND. The Escrow Agent shall establish an escrow account (the "ESCROW FUND") and hold therein the Escrow Shares, all shares of capital stock or other securities (whether or not issued by the Company) issued or paid as dividends or other distributions on the Escrow Shares or other shares of capital stock or securities held in the Escrow Fund (collectively, such shares of capital stock or other securities so issued or paid referred to herein as the "ADDITIONAL SHARES") and release such Escrow Shares and Additional Shares only as set forth in Section 3 below.

                  a. DEPOSIT OF ADDITIONAL SHARES. In the event any Additional Shares in respect of the Escrow Shares or other Additional Shares held in the Escrow Fund are delivered to the 2000 Trust rather than the Escrow Agent during the Escrow Period, the 2000 Trust agrees to immediately to take all actions to have such Additional Shares reissued in the name of the Escrow Agent and transferred to the Escrow Agent for deposit in the Escrow Fund.

                  b. RELEASE OF DIVIDENDS AND DISTRIBUTIONS. In the event the Escrow Agent receives any dividend or distribution, which dividend or distribution does not constitute Additional Shares, in respect of the Escrow Shares or the Additional Shares, the Escrow Agent agrees to immediately take all actions to have such dividend or distribution transferred to the 2000 Trust.

                  c. STOCK SPLITS. In the event any stock dividend, stock split or similar recapitalization with respect to the Escrow Shares or Additional Shares becomes effective during the Escrow Period, the additional securities issued as a result of such stock dividend, stock split or similar recapitalization shall be added to the Escrow Fund and shall be subject to the terms and conditions of this Escrow Agreement as if such securities were initially delivered at the Effective Time.

                  d. LEDGER. The Escrow Agent shall maintain a ledger setting forth all Escrow Shares and Additional Shares issued in respect of such Escrow Shares and deposited in escrow.

                  e. INVESTMENT OF CASH. Except as provided in Section 2(b) above, the Escrow Agent shall invest any cash contained in the Escrow Fund and any and all cash income produced by any investments held in the Escrow Fund ("CASH") in the One Group U.S. Treasury Securities Money Market Fund - Class I, or a successor or similar fund, or as the Representative may from time to time otherwise direct. Interest and other earnings on permitted investments shall be added to the Escrow Fund. Any loss or expense incurred as a result of an investment will be borne by the Escrow Fund. The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Fund for the preceding month. Although each of the parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Fund if no activity occurred for such month.

                  f. TAXES. All taxable income relating to the Escrow Fund shall be taxable to the 2000 Trust. The 2000 Trust shall furnish the Escrow Agent with a completed Form W-8 or Form W-9, as


                                     -2-

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applicable. The Escrow Agent shall be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from the 2000 Trust, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended (the "CODE). The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, and to the 2000 Trust all income earned from the investment of any sum held in the Escrow Fund against the 2000 Trust, as and to the extent required under the provisions of the Code. The 2000 Trust is required to prepare and file any and all income or other tax returns applicable to the Escrow Fund with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned in any particular tax year as to the extent required under the provisions of the Code. Any taxes payable on income earned from the investment of any sums held in the Escrow Fund shall be paid by the 2000 Trust, whether or not the income was distributed by the Escrow Agent during any particular year as and to the extent required under the provisions of the Code.

         Section 3. DISTRIBUTIONS FROM ESCROW FUND. The Escrow Agent shall distribute the Escrow Shares and Additional Shares and other assets held in the Escrow Fund as follows:

                  a. TERMINATION OF ESCROW. Subject to the provisions of this
Section 3, all Escrow Shares, Additional Shares and other assets held in the Escrow Fund shall be released from escrow and distributed to the 2000 Trust promptly following the fifth anniversary of the date hereof; PROVIDED if any Claim (as defined below) for which the Escrow Agent has received a Notice of Claim remains pending on the expiration of such period, the Escrow Agent shall retain Escrow Shares, Additional Shares and other assets held in the Escrow Fund having a value equal to 200% of the amount of each such Claim to the extent then currently available in the Escrow Fund (the Escrow Shares and Additional Shares being valued for such purposes at the average closing price per share of such securities as reported on the national securities exchange or inter-dealer quotation system maintained by a registered securities association upon which such securities are listed for the 10 trading days immediately preceding the date of the fifth year anniversary of the date hereof) until such Claim is resolved in accordance with the terms of this Escrow Agreement; FURTHER PROVIDED that if the Company has received a notice of any Tax (as defined in the Merger Agreement) deficiency, assessment, investigation or audit for any period or portion of a period prior to the Effective Time (as defined in the Merger Agreement) from a Governmental Authority (as defined in the Merger Agreement) or other taxing authority related to a Tax constituting Applicable Damages (a "TAX DISPUTE") and the Company has provided the Escrow Agent written notice of such Tax Dispute, the Escrow Agent shall retain Escrow Shares, Additional Shares and other assets held in the Escrow Fund having a value equal to 200% of the amount of Tax involved in each such Tax Dispute to the extent then currently available in the Escrow Fund (the Escrow Shares and Additional Shares being valued for such purposes at the average closing price per share of such securities as reported on the national securities exchange or inter-dealer quotation system maintained by a registered securities association upon which such securities are listed for the 10 trading days immediately preceding the date of the fifth year anniversary of the date hereof) until the Company provides written notice that such Tax Dispute has been resolved (such period of time referred to herein as the "ESCROW PERIOD"), at which time any remaining assets in the Escrow Fund shall promptly be distributed to the 2000 Trust.

                  b. APPLICABLE DAMAGES. The Escrow Shares, Additional Shares and other assets held in the Escrow Fund may be distributed to a party other than the 2000 Trust only in satisfaction of a claim for indemnification under the Merger Agreement relating to Damages (as defined in the Merger Agreement) other than Damages resulting from the failure of either of the Mergers to qualify as a tax free reorganization under 368(a) of the Code (hereinafter referred to as "APPLICABLE DAMAGES").

                  c. AGAINST CLAIMS FOR INDEMNIFICATION. Upon the determination by the Company that it or one of the other Indemnified Parties (as defined in the Merger Agreement) has a claim for Applicable Damages (a "Claim"), the Company shall notify the Representative appointed pursuant to the Stock Restriction Agreement (as defined in the Merger Agreement) in writing of the Claim ("NOTICE OF CLAIM")


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and shall deliver a copy of the Notice of Claim to the Escrow Agent. The
Notice of Claim shall be in substantially the same form attached hereto as
EXHIBIT I and shall specify the event giving rise to the Notice of Claim, a description thereof, the party making the claim and the amount of the Escrow Fund requested in satisfaction of such claim. The Escrow Agent shall distribute to the Company or its designee from the Escrow Fund, in the manner specified in Section 3(d) below, a number of shares of Common Stock, Additional Shares and other assets held in the Escrow Fund having a value of not less than the amount requested in the Notice of Claim (but not having a value of more than the amount requested in the Notice of Claim plus the value of one whole share of Common Stock) unless before the end of the 10th business day following the receipt by the Escrow Agent of a copy of such Notice of Claim, the Escrow Agent has received a notice ("NOTICE OF OBJECTION"), which Notice of Objection shall be in substantially the same form as EXHIBIT II hereto, signed by the Representative objecting to the request for distribution stated in the Notice of Claim. The Representative shall also promptly deliver a copy of such Notice of Objection to the Company.

                           (i) OBJECTED AMOUNTS. In the event that the objection
in the Notice of Objection is to less than the entire amount stated in the Notice of Claim, the Escrow Agent shall distribute to the Company or its designee a number of shares of Common Stock, Additional Shares and other assets held in the Escrow Fund having a value of not less than the amount requested in the Notice of Claim which is undisputed (but not having a value of more than the amount requested in the Notice of Claim which is undisputed plus the value of one whole share of Common Stock). The Ryan Family Members agree that they shall cause the Representative to not deliver a Notice of Objection with respect to any Notice of Claim unless the Representative has a good faith belief for disputing the validity or amount of the Claim set forth in the Notice of Claim.

                           (ii) RELEASE OF OBJECTED AMOUNTS. If the
Representative delivers a Notice of Objection to the Escrow Agent pursuant to this Section 3(c) within 10 business days following the date of delivery of the Notice of Claim, the Escrow Agent shall not deliver the disputed portion of the requested amount of the Escrow Fund set forth in the Notice of Claim to the Company or its designee, until (A) the Escrow Agent shall have received joint written instructions in substantially the form attached hereto as EXHIBIT III signed by both the Company and the Representative directing the distribution of amounts from the Escrow Fund or (B) a state court of Illinois or a federal court located in Illinois having jurisdiction has entered a final, non-appealable order requiring distribution of a number of shares of Common Stock, Additional Shares or other assets held in the Escrow Fund.

                           (iii) RESOLUTION. The Company and the Representative
agree to attempt to resolve in good faith any dispute regarding any request for funds with respect to which a Notice of Objection has been delivered within 30 business days after such Notice of Objection has been delivered to the Escrow Agent. Any dispute with respect to a Claim for which a Notice of Objection has been delivered which has not been resolved pursuant to this Section 3(c) shall be resolved as provided in Section 15(b) below and a number of shares of Common Stock, Additional Shares and other assets held in the Escrow Fund shall be distributed as determined by a final non-appealable action by such arbitrator and, if requested, each party shall execute joint written instructions in substantially the form attached hereto as EXHIBIT III directing the Escrow Agent to so distribute.

                           (iv) OPPORTUNITY TO SATISFY. If, at any time pursuant
to this Section 3, the Escrow Agent is to make a distribution from the Escrow Fund to a party other than the 2000 Trust, the Escrow Agent shall notify the Ryan Family Members in writing of the planned distribution ("DISTRIBUTION NOTICE"). The Distribution Notice shall be substantially in the same form attached hereto as EXHIBIT IV. The Ryan Family Members shall have a period of ten business days to satisfy such distribution in full with other assets. If a Ryan Family Member so satisfies such distribution, the Company and the Representative will provide the Escrow Agent with joint written instructions substantially in the form attached hereto as EXHIBIT V signed by both the Company and the Representative withdrawing the Claim.


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If no such instructions have been received by the Escrow Agent by the end of the 10th business day following receipt by the Representative of the Distribution Notice (the "ALTERNATIVE SATISFACTION DEADLINE"), the Escrow Agent shall proceed with the distribution from the Escrow Fund specified in the Distribution Notice.

                  d. ORDER OF DISTRIBUTION. All claims against the Escrow Fund shall be distributed out of the assets held in the Escrow Fund in the following order of priority: (i) first, shares of Common Stock, which securities for such purposes shall be valued at the closing price per share of Common Stock as reported on the New York Stock Exchange on the day of the Alternative Satisfaction Deadline or, if such day is not a business day, on the next business day; (ii) second, any marketable securities which securities shall be valued at the closing price per share of such securities as reported on the national securities exchange or inter-dealer quotation system maintained by a registered securities association upon which such securities are listed on the day of the Alternative Satisfaction Deadline or, if such day is not a business day, on the next business day; (iii) third, any Cash held in the Escrow Fund; and (iv) fourth, any assets other than Cash, marketable securities and shares of Common Stock are to be sold or liquidated for the purpose of paying such claims. In the event that assets other than Cash or marketable securities are required to be sold to pay a Claim in the amount, the Escrow Agent shall so notify both the Company and the Representative and the Representative shall have 10 business days from the time the Escrow Agent delivers notice thereof to instruct the Escrow Agent as to which non-cash assets of the Escrow Fund are to be sold or liquidated for the purpose of paying the claim. If such instructions are not given by the Representative within such period, such instructions shall be given by the Company. The Company shall provide the Escrow Agent with a calculation, made in accordance with the provisions of this Escrow Agreement, of the value of Escrow Shares and other marketable securities on the date such Escrow Shares and marketable securities are to be distributed from the Escrow Fund.

         Section 4. DISTRIBUTION OF THE ESCROW SHARES AND ADDITIONAL SHARES. In connection with any distribution of the Escrow Shares or Additional Shares evidenced by certificates to an Indemnified Party, the Escrow Agent shall forward the existing certificates, along with a properly executed stock power, to the transfer agent designated by the issuer for such securities with instructions that such certificates be canceled in exchange for new certificates issued in the name of the Company or its designee and the Escrow Agent, as the case may be. The Escrow Agent's sole duty with respect to the distribution of the Escrow Shares hereunder, in the event that the stock certificates are not in the proper number of shares for distribution, shall be to deliver the stock certificates and assignments to the stock transfer agent for the Company and to give proper instructions to such stock transfer agent for the re-registration and delivery of such shares. In the event that some but not all of the Escrow Shares are to be distributed, the Escrow Agent shall (i) direct the stock transfer agent to re-register in the name of and deliver the appropriate number of shares to the intended recipient, (ii) direct the stock transfer agent to re-register the remainder of the shares in the names of the Escrow Agent and return those shares to the Escrow Agent and (iii) to the extent applicable, request the 2000 Trust to deliver to the Escrow Agent new assignments duly endorsed in blank for such returned shares. The Escrow Agent shall have no responsibility or liability for any mistake, failure or delay by the stock transfer agent in registering or delivering any shares as described above.

         Section 5. PRIORITY AND SECURITY INTEREST. The Escrow Shares and Additional Shares to be deposited in the Escrow Fund pursuant to this Escrow Agreement are being and will be delivered as security for the performance of the indemnification provisions of the Merger Agreement (other than as provided in Section 3(b) above), and the 2000 Trust grants a first priority security interest in such shares, cash, and other assets, or proceeds thereof, to the Company and the Indemnified Parties. The Escrow Agent hereby agrees to act as the Company's and the Indemnified Parties' possessory agent to the extent possession is necessary to perfect a security interest in such assets. The Company and each Ryan Family Member hereby acknowledge that a copy of the Merger Agreement has been delivered to the Escrow Agent. Each Ryan Family Member hereby agrees to execute such financing statements and other


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documents as the Company may deem necessary or desirable to reflect the security interest granted herein. Such grants of security interest shall be without prejudice to the Company's or the Indemnified Parties' right to argue for alternative characterizations of their interest in the Escrow Fund. The parties acknowledge that all interests of the Ryan Family Members in the Escrow Shares, Additional Shares, cash and other assets held in the Escrow Fund are subject to the rights of the Company and the Indemnified Parties to assert and obtain satisfaction for Claims against the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement.

         Section 6. NO TRANSFERS BY THE 2000 TRUST. The 2000 Trust covenants and agrees not to or attempt to sell, transfer, convey, grant, encumber, pledge, hypothecate, gift, donate, bequest, devise or otherwise dispose of, whether direct or indirect, whether or not for value, any of the Escrow Shares or Additional Shares during the Escrow Period except in accordance with the terms of this Escrow Agreement.

         Section 7. VOTING OF STOCK AND OWNERSHIP. To the extent that the Escrow Shares or Additional Shares are entitled to voting rights, the 2000 Trust shall have the right to exercise all such voting rights with respect to such Escrow Shares or Additional Shares held in the Escrow Fund. All of the parties hereto acknowledge and agree that, except to the extent Escrow Shares, Additional Shares or other assets held in the Escrow Fund are distributed to an Indemnified Party, the 2000 Trust is the beneficial owner of the Escrow Shares and any Additional Shares or other assets deposited into the Escrow Fund.

         Section 8. ESCROW AGENT DUTIES. It is understood and agreed that the Escrow Agent shall have only those duties provided herein, which shall be deemed purely ministerial in nature. It is further agreed that:

                  a. the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so, PROVIDED, HOWEVER, that the Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

                  b. in the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Shares and Additional Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of the Escrow Agreement, it shall, without liability of any kind, be entitled to hold the Escrow Shares and Additional Shares pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the relevant Escrow Shares and Additional Shares with the clerk of any court of competent jurisdiction;

                  c. the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement between the Company and any Ryan Family Member, including the Merger Agreement (whether or not the Escrow Agent has knowledge thereof);

                  d. the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement (provided that the Escrow Agent shall be liable for its gross negligence and willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and protection for

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any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel;

                  e. the Escrow Agent shall not have any right, claim or interest in any portion of the Escrow Fund;

                  f. the Escrow Agent shall not assume any responsibility or liability for any transactions between the Company and any Ryan Family Member;

                  g. the Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;

                  h. this Escrow Agreement sets forth all matters pertinent to the Escrow Fund contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement; and IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS ESCROW AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; and

                  i. the Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9. INDEMNIFICATION OF ESCROW AGENT. Each Ryan Family Member, jointly and severally, agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including costs of investigation and reasonable counsel fees and expenses, which any of them may suffer or incur by reason of any action, claim or proceeding brought against any of them, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding to the extent resulting from the gross negligence or willful misconduct of such person. The provisions of this Section 9 shall survive the termination of this Escrow Agreement and resignation or removal of the Escrow Agent.

         Section 10. TERMINATION. This Escrow Agreement shall terminate when all Escrow Shares, Additional Shares and other assets have been distributed from the Escrow Fund.

         Section 11. NO LIMITATION ON RECOURSE. This Escrow Agreement does not and termination hereof will not, and shall not be interpreted to, in any way, limit or restrict the amount for or the manner in which an Indemnified Party may seek indemnification pursuant to the terms of the Merger Agreement or require that an Indemnified Party seek satisfaction of a claim for indemnification under the Merger Agreement against the Escrow Fund prior to seeking satisfaction from any Ryan Family Member.

         Section 12. FURTHER ACTIONS. The Company and each Ryan Family Member agree that they will execute and deliver any and all documents and instruments and take such other actions as may be necessary and appropriate to effectuate and carry out the transactions contemplated by the terms of and intent of this Escrow Agreement.

         Section 13. AMENDMENT, SUCCESSOR ESCROW AGENT. This Escrow Agreement may be amended only pursuant to a written instrument signed on behalf of the Company, each Ryan Family Member and the Escrow Agent. If the Company and any Ryan Family Member attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to the Company and each Ryan Family Member; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 calendar days' written notice to the Company and each Ryan Family Member. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow Shares and Additional Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by the Company and the Ryan Family Members acting by majority vote (in which each such party shall have one vote) and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by the Company and the Ryan Family Members, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of the Company and the Ryan Family Members, to the successor escrow agent the Escrow Shares and Additional Shares and any documentation related thereto. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Escrow Shares and Additional Shares within the time periods specified above, or the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the assets held in the Escrow Fund with the clerk of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

         Section 14. ESCROW AGENT FEES. The Escrow Agent shall be entitled to a fee as detailed on SCHEDULE A (the "ESCROW AGENT FEES") and for reimbursement of its out-of-pocket expenses including the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Fund, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts on deposit in the Escrow Fund. The Ryan Family Members agree, jointly and severally, to pay the Escrow Agent Fees and all out-of-pocket expenses.

         Section 15.  CHOICE OF LAW, JURISDICTION, VENUE.

                  a. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT APPLICATION OF THE PRINCIPLES OF CONFLICTS OF LAWS.

                  b. The parties (other than the Escrow Agent) agree that any and all disputes, claims or controversies arising out of or relating to this Escrow Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party may commence the arbitration process called for in this Escrow Agreement by filing a written demand for arbitration with JAMS, with a copy to the other parties. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties (other than the Escrow Agent) will cooperate with JAMS and with one another in selecting an arbitrator who has previously served as judge in a federal court from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties (other than the Escrow Agent) covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

                  C. NOTICE: BY SIGNING THIS ESCROW AGREEMENT, EACH PARTY (OTHER THAN THE ESCROW AGENT) IS AGREEING TO HAVE ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT DECIDED BY NEUTRAL ARBITRATION, AND EACH PARTY (OTHER THAN THE ESCROW AGENT) IS GIVING UP ANY RIGHTS SUCH PARTY MIGHT POSSESS TO HAVE THOSE MATTERS LITIGATED IN A COURT OR JURY TRIAL. BY SIGNING THIS ESCROW AGREEMENT, EACH PARTY (OTHER THAN THE ESCROW AGENT) IS GIVING UP SUCH PARTY'S JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT THAT THEY ARE SPECIFICALLY PROVIDED FOR UNDER THIS ESCROW AGREEMENT. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER FEDERAL OR STATE LAW. EACH PARTY'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         Section 16. SUCCESSORS AND ASSIGNS. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement shall be void (as against the Escrow Agent or otherwise) unless:

                  a. written notice thereof shall be given to the Escrow Agent, the Company and each Ryan Family Member; and

                  b. the Escrow Agent, the Company and each Ryan Family Member shall have consented, in writing, to such assignment or transfer.

         Section 17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows (or at such other address for a party as shall be specified by like notice):

                           If to the Escrow Agent:

                                    American National Bank and Trust Company
                                    of Chicago
                                    120 South LaSalle, 4th Floor
                                    Mail Code IL1-1250
                                    Chicago, Illinois  60603
                                    Attn:  Kevin M. Ryan
                                    Telecopy:  (312) 661-6491

                           Notice to the Company:

                                    Aon Corporation
                                    123 North Wacker Drive
                                    Chicago, Illinois  60606
                                    Attn:   Raymond Skilling, Chief Counsel
                                    Telecopy:  (312) 701-2348
                           with a copy to:

                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    233 S. Wacker Drive
                                    Chicago, Illinois  60606
                                    Attn:   Donald G. Lubin, Esq.
                                    Telecopy:  (312) 876-7934

                           Notice to any of the Representatives or any Ryan Family Member, including the 2000 Trust:

                                    Patrick G. Ryan
                                    123 North Wacker Drive, Suite 900
                                    Chicago, Illinois  60606
                                    Telecopy:  (312) 701-3030

                           with a copy to:

                                    Sidley Austin Brown & Wood
                                    Bank One Plaza
                                    10 South Dearborn Street
                                    Chicago, Illinois  60603
                                    Attn:   Dennis V. Osimitz
                                    Telecopy:  (312) 853-7036

         Section 18. THIRD PARTY BENEFICIARIES. Each Indemnified Party, other than the Company, is intended to be, and shall be, a third party beneficiary of the provisions of this Escrow Agreement and shall have the right to enforce the obligations of each Ryan Family Member to such Indemnified Party under this Escrow Agreement in its own name and behalf.

         Section 19. SEVERABILITY. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         Section 20. COUNTERPARTS, FACSIMILE SIGNATURES. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Escrow Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

         Section 21. INTERPRETATION OF CERTAIN TERMS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires. The word "including" shall mean "including, without limitation," and thus indicate part of a larger whole; but shall not be interpreted as indicating the stated limits or extremes. Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The term "BUSINESS DAY" means for all purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago, Illinois.

         Section 22. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the parties hereto to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the other parties hereto, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

         Section 23. HEADINGS. The article and section headings contained in this Escrow Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

 *** Remainder of Page Intentionally Remains Blank, Signature Page Follows ***

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

Aon CORPORATION                                              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as
                                                             Escrow Agent


By: /s/ Michael D. O'Halleran                                By:  /s/ Kevin M. Ryan
   ------------------------------                               ---------------------------------------

Name: Michael D. O'Halleran                                  Name: Kevin M. Ryan

Title: President and Chief                                   Title:  Authorized Officer
       Operating Officer

PATRICK G. RYAN LIVING TRUST                                 SHIRLEY W. RYAN LIVING TRUST
DATED JULY 10, 2001                                          DATED JULY 10, 2001

By: /s/ Patrick G. Ryan                                      By: /s/ Patrick G. Ryan
   ------------------------------                                --------------------------------------
Name:    Patrick G. Ryan                                     Name:    Patrick G. Ryan
Its:     Trustee                                             Its:     Trustee

                                                             AND

                                                             By:  /s/ Shirley W. Ryan
                                                                 --------------------------------------
                                                             Name:   Shirley W. Ryan
                                                             Its:       Trustee


2001 RYAN ANNUITY TRUST                                          /s/ Patrick G. Ryan
DATED APRIL 20, 2001                                         ------------------------------------------
                                                                 Patrick G. Ryan
By: /s/ Shirley W. Ryan
   -----------------------------
Name:  Shirley W. Ryan
Its:   Trustee                                                     /s/ Shirley W. Ryan
                                                             ------------------------------------------
                                                                   Shirley W. Ryan

By: /s/ Patrick G. Ryan, Jr.                                 By: /s/ Robert J.W. Ryan
   ------------------------------                                --------------------------------------
       Patrick G. Ryan, Jr.                                        Robert J.W. Ryan


CORBETT M. W. RYAN                                           FAMILY GST TRUST UNDER PGR
LIVING TRUST                                                 2000 TRUST DATED NOVEMBER 22, 2000
DATED JULY 13, 2001

By: /s/ Shirley W. Ryan                                      By: /s/ Shirley W. Ryan
   ------------------------------                                --------------------------------------
Name:    Shirley W. Ryan                                    Name:      Shirley W. Ryan
Its:     Trustee                                                       Trustee



                       SIGNATURE PAGE TO ESCROW AGREEMENT